                              [LOGO APPEARS HERE]

                 Materials Prepared for the Board of Directors

                               October 13, 1999

                                                                 CREDIT | FIRST
                                                                 SUISSE | BOSTON

Outline
--------------------------------------------------------------------------------

     . Overview

     . Major Terms and Conditions

     . Merger Consequences

Appendices

     . Valuation

     . Strategic Rationale

     . Capital Re Update

     . ACE Involvement with Capital Re

     . Impact of Combination

     . Calculation of Goodwill

                                                                 CREDIT | FIRST
                                                                 SUISSE | BOSTON

ACE Involvement with Capital Re
--------------------------------------------------------------------------------

  . Ongoing Bermuda-based joint venture with ACE

  . In the spring and summer of 1998, ACE and KRE negotiate a possible ACE acquisition of KRE and ACE conducts extensive due diligence of KRE culminating in a Board meeting to approve a range of acquisition values on August 6, 1998

  . ACE and KRE ultimately terminate discussions without reaching an agreement

  . In early 1999, KRE approaches ACE regarding a possible $75 million equity investment in KRE

  . In June 1999, ACE invests $75 million in KRE at $16.95 per KRE share (12.3% ownership of KRE)

  . The discussions regarding ACE's equity investment lead eventually to a Merger Agreement at a price of 0.6 ACE shares per KRE share ($18.43 per KRE share at time of Merger Agreement)

                                                           CREDIT | FIRST
                                                           SUISSE | BOSTON

Capital Re's Intrinsic Book Value
--------------------------------------------------------------------------------

 .    Financial guaranty insurers/reinsurers use a measure called "intrinsic book value" which represents the sum of reported book value and the discounted present value of installment premiums and deferred premium revenue, net of expenses

     Book Value per Share vs. Intrinsic Book Value per Share


     -------------------------------------------------------------------------
                                    Book              Intrinsic
                                    Value     % Chg    Book Value    % Chg
     -------------------------------------------------------------------------
                       1992        $ 9.36       NA      $11.71        NA
                       1993         10.83     15.8 %     14.65      25.2 %
                       1994         11.01      1.7 %     15.15       3.4 %
                       1995         13.91     26.3 %     18.88      24.6 %
                       1996         15.43     10.9 %     20.16       6.8 %
                       1997         17.88     15.8 %     23.84      18.3 %
                       1998         19.13      7.0 %     26.97      13.1 %
           Reported 6/30/99         15.19    (20.6)%     22.28     (17.4)%
          Estimated 9/30/99         13.56    (10.7)%     20.65      (7.3)%

     _________________________________________________________________________
     Source: Company reports, CSFB estimates.

ACE Involvement with Capital Re-
Recent Events
--------------------------------------------------------------------------------
  . On October 6, 1999, KRE received an unsolicited all cash offer of $12.50 per share from XL Capital (subsequently raised to $13.00 per share). As of that date, ACE's existing offer valued KRE at $10.23 per share

  . KRE postponed its October 7, 1999 shareholder meeting to vote on the ACE acquisition

  . KRE's Board of Directors met on October 10, 1999 to consider XL Capital's revised all cash offer of $13.00 per share and concluded that such offer was superior to the ACE proposal

  . Under the terms of the Merger Agreement, KRE can terminate the transaction if, within 5 business days following notice, ACE does not make an offer that is "at least as favorable as the superior proposal" and KRE pays ACE the $25 million break-up fee

  .  KRE Board meeting scheduled for October 15, 1999

                                                                 CREDIT | FIRST
                                                                 SUISSE | BOSTON

--------------------------------------------------------------------------------





                          Major Terms and Conditions





--------------------------------------------------------------------------------

Prior ACE Proposal
--------------------------------------------------------------------------------

The key financial terms of ACE's prior proposal are as follows...

 . ACE to acquire all outstanding common stock of Capital Re in a tax-free merger and assume all existing KRE debt ($99.9 million as of 3/31/99)

 . An exchange ratio of 0.6 ACE shares for each KRE share, subject to a maximum payment of $22.00 per KRE share ($36.67 ACE share price)

 . Equity Purchase Price of $676 million, $18.43 per KRE share, (based on a
   5-day average ACE closing stock price ending June 1, 1999 of $30.71)

 . Purchase accounting treatment

 . No new debt incurred

 . Transaction conditioned on, among other things, completing due diligence and maintenance of specified financial strength ratings for principal insurance subsidiaries

 . Anticipated closing in 4th quarter of calendar year 1999

                                                                 CREDIT | FIRST
                                                                 SUISSE | BOSTON

Analysis of XL Proposal
--------------------------------------------------------------------------------------------

  .  All cash offer for all of KRE's outstanding shares at $13.00 per share

     (Dollars in Millions, except per share data)
     ---------------------------------------------------------------------------------------

                                                                     $13.00  $15.00  $17.00
    ----------------------------------------------------------------------------------------
     2000E XL Operating EPS                            $ 5.04/(1)/
     5/31/99 XL FD Wtd Avg Shares Outstanding           113.0
                                                        -----
     2000E XL Net Operating Income                     $569.4
     2000E KRE Net Operating Income                      74.5/(2)/
     Pro Forma 2000E Earnings                           643.9

     Total Purchase Price                                            $474.5  $547.5  $620.5
     KRE Estimated 9/30/99 Book Value                                 494.9   494.9   494.9
                                                                     ------  ------  ------
     Total Goodwill                                                  $(20.4) $ 52.6  $125.6

     Pro Forma 2000E Earnings                                        $643.9  $643.9  $643.9
     Goodwill Amortization Expense (25 years)                          (0.8)    2.1     5.0
     Total After-Tax Interest Expense at 4.55%/(3)/                    21.4    24.6    27.9
                                                                     ------  ------  ------
     Pro Forma Net Income                                             623.4   617.2   611.0

     2000E Pro Forma Operating EPS                                   $  5.52 $  5.46 $  5.41
     ---------------------------------------------------------------------------------------
     Accretion/(Dilution)                                               9.5%    8.4%    7.3%
     ---------------------------------------------------------------------------------------
     _______________________________________________________________________________________

     (1) Per First Call.
     (2) Per ACE and CSFB projections.
     (3) Assumes 100% financed by debt.
     (4) Based on 36.5 KRE shares.

                                                                 CREDIT | FIRST
                                                                 SUISSE | BOSTON

Revised ACE Proposal
--------------------------------------------------------------------------------

The key financial terms of ACE's revised proposal are as follows...

 . ACE to acquire all outstanding common stock of Capital Re in a tax-free merger and assume all existing KRE debt ($99.9 million as of 6/30/99)

 . A price in the range of $13.00 to $15.00 per KRE share (to be determined)

 . Consideration comprised of 0.6 ACE shares for each KRE share with a cash
   "top-up" to the purchase price

 . Value of ACE stock for purpose of calculating top-up defined by averaging ACE stock during 5-10 day period pre-closing

 . Equity Purchase Price of up to $492 to $557 million (based on $13.00 to
   $15.00 per KRE share and $75 million ACE investment)(compared to $676 million original deal value)

 . Purchase accounting treatment

 . Other major transaction elements remain unchanged

 . Anticipated closing in November 1999

                                                                 CREDIT | FIRST
                                                                 SUISSE | BOSTON

Overview of Components of Consideration
------------------------------------------------------------------------------------------------------------------
  (Dollars in Millions, except per share amounts)
  ----------------------------------------------------------------------------------------------------------------
                                           $13.00                      $14.00                      $15.00
                                  ------------------------    -----------------------     ------------------------
                                   Exchange      Share         Exchange      Share         Exchange      Share
   Price per KRE Share              Ratio    Consideration      Ratio    Consideration      Ratio    Consideration
  ----------------------------------------------------------------------------------------------------------------
  Equity Purchase Price                         $  492                      $  524                      $  557
  Consideration to be Paid                      $  417                      $  449                      $  482
  Average Trading Value of ACE
          $10.00                   0.83x        $ 8.33         0.93x        $ 9.33         1.03x        $10.33
          $13.00                   0.64           8.33         0.72           9.33         0.79          10.33
          $15.00                   0.60           9.00         0.62           9.33         0.69          10.33
          $18.00                   0.60          10.80         0.60          10.80         0.60          10.80

                                                                 Cash Top-up
                                  --------------------------------------------------------------------------------
          $10.00                                $  150                      $  150                      $  150
          $13.00                                   150                         150                         150
          $15.00                                   128                         150                         150
          $18.00                                    71                         103                         135
  ----------------------------------------------------------------------------------------------------------------

                                                                 CREDIT | FIRST
                                                                 SUISSE | BOSTON

Key Terms and Conditions
--------------------------------------------------------------------------------
An exchange ratio of 0.60 plus a cash "top-up" to $13.00-$15.00 per KRE share results in the following ratios:

  (Dollars in Millions)

  ------------------------------------------------------------------------------
                                                  KRE            Range
                                                          ----------------------
                                                  Data    $13.00  $14.00  $15.00
  ------------------------------------------------------------------------------
  Equity Purchase Price Range/(1)/                        $492    $524    $557

  Equity Purchase Price Range as a Multiple of:
     2000E Net Operating Income/(2)/              $ 74.5   6.6x    7.0x    7.5x
     2001E Net Operating Income/(2)/                86.1   5.7     6.1     6.5
     6/30/99 Reported Book Value                   554.8   0.9     0.9     1.0
     9/30/99 Estimated Pro Forma Book Value/(3)/   494.9   1.0     1.1     1.1
     9/30/99 Estimated Intrinsic Book Value        753.7   0.7     0.7     0.7

  ______________________________________________________________________________

  (1) Based on 32.1 million fully diluted KRE shares outstanding. Price also includes $75 million ACE investment.
  (2)  Per ACE and CSFB projections.
  (3)  Estimated Book Value adjusted for additional losses and charges.

                                                                 CREDIT | FIRST
                                                                 SUISSE | BOSTON

6/30/99 Adjusted Pro Forma Book Value
---------------------------------------------------------

Calculation of KRE 9/30/99 Adjusted Pro Forma Book Value
(Dollars in Millions, except per share data)
---------------------------------------------------------

                                         Aggregate     Per Share /(1)/
----------------------------------------------------------------------
Reported 6/30/99 Book Value               $554.8          $15.20

After-tax Losses & Charges:
    3Q Dividend                              1.4            0.04
    3Q Change in FAS 115 Adj. to
      Fair Market Value                     12.5            0.34
    Additional Lloyd's Losses
      & Write-down                          60.0            1.64
                                          ------          ------
Total Losses & Charges                     (73.9)          (2.02)
Operating Income                            14.0            0.38
                                          ------          ------
9/30/99 Estimated Pro Forma Book Value    $494.9          $13.56
----------------------------------------------------------------------

(1)  Based on 36.5 million fully diluted KRE shares outstanding.

--------------------------------------------------------------------------------






                              Merger Consequences






--------------------------------------------------------------------------------

Merger Consequences Methodology
--------------------------------------------------------------------------------

  . Prepared estimate of Capital Re earnings with necessary adjustments for the acquisition

  . Analyzed impact on ACE projected earnings per share from addition of Capital
    Re projected earnings

  . Major Assumptions

      . Purchase Accounting

      . Goodwill is amortized over 25 years

      . ACE 1999-2000 earnings per ACE projections and 2001 earnings based on 12% ACE EPS growth

      . ACE Expected is based on ACE's and CSFB's projection of Capital Re 2000E earnings of $74.5 million and 2001E earnings of $86.1MM

      . ACE Downside is based on ACE's and CSFB's projection of Capital Re 2000E earnings of $64.5 million and 2001E earnings of $76.1MM

      . Cash top-up limited to $150MM

                                                                CREDIT | FIRST
                                                                SUISSE | BOSTON

Merger Consequences Summary - 2000
--------------------------------------------------------------------------------
  (Dollars in Millions)
  ------------------------------------------------------------------------------
                          ACE EXPECTED                      ACE DOWNSIDE
                        ACQUISITION PRICE                 ACQUISITION PRICE
  ------------------------------------------------------------------------------
                    $13.00    $14.00    $15.00       $13.00    $14.00    $15.00
                   --------  --------  --------     --------  --------  --------
  $12.00            $2.48     $2.44     $2.41        $2.43     $2.40     $2.36
  $14.00             2.51      2.48      2.45         2.47      2.44      2.41
  $16.00             2.52      2.51      2.48         2.48      2.46      2.44
  $18.00             2.53      2.52      2.50         2.49      2.47      2.46
  $20.00             2.54      2.53      2.52         2.50      2.48      2.47
  ------------------------------------------------------------------------------

  ------------------------------------------------------------------------------
                          ACE EXPECTED                      ACE DOWNSIDE
                        ACQUISITION PRICE                 ACQUISITION PRICE
  ------------------------------------------------------------------------------
                    $13.00    $14.00    $15.00       $13.00    $14.00    $15.00
                   --------  --------  --------     --------  --------  --------
  $12.00            2.0%      0.5%      (0.9)%       0.1%      (1.3)%    (2.7)%
  $14.00            3.4%      2.1%       0.8%        1.5%       0.3%     (1.0)%
  $16.00            3.8%      3.2%       2.2%        2.0%       1.4%      0.3%
  $18.00            4.3%      3.7%       3.1%        2.4%       1.8%      1.2%
  $20.00            4.7%      4.1%       3.5%        2.8%       2.2%      1.6%
  ______________________________________________________________________________

Note:  + 10MM of earnings results in $0.04 - $0.05 of accretion/dilution.
       -

                                                                 CREDIT | FIRST
                                                                 SUISSE | BOSTON

Merger Consequences Summary - 2001
--------------------------------------------------------------------------------

   (Dollars in Millions)
   --------------------------------------------------------------------------------
                                 ACE EXPECTED                  ACE DOWNSIDE
                               ACQUISITION PRICE             ACQUISITION PRICE
   --------------------------------------------------------------------------------
                            $13.00   $14.00   $15.00      $13.00   $14.00   $15.00
                           -------- -------- --------    -------- -------- --------
   $12.00                   $ 2.79   $ 2.75   $ 2.72      $ 2.75   $ 2.71   $ 2.67
   $14.00                     2.83     2.80     2.76        2.79     2.75     2.72
   $16.00                     2.84     2.83     2.80        2.80     2.78     2.76
   $18.00                     2.85     2.84     2.82        2.81     2.79     2.78
   $20.00                     2.86     2.85     2.83        2.82     2.80     2.79
   --------------------------------------------------------------------------------

   --------------------------------------------------------------------------------
                                 ACE EXPECTED                  ACE DOWNSIDE
                               ACQUISITION PRICE             ACQUISITION PRICE
   --------------------------------------------------------------------------------
                            $13.00   $14.00   $15.00      $13.00   $14.00   $15.00
                           -------- -------- --------    -------- -------- --------

   $12.00                      2.6%     1.2%   (0.2)%      0.9%    (0.5)%   (1.9)%
   $14.00                      4.0%     2.8%    1.5%       2.4%     1.1%    (0.1)%
   $16.00                      4.4%     3.9%    2.9%       2.8%     2.2%     1.2%
   $18.00                      4.8%     4.3%    3.7%       3.1%     2.6%     2.1%
   $20.00                      5.2%     4.7%    4.1%       3.5%     3.0%     2.5%
   ________________________________________________________________________________

   Note:  +10MM of earnings results in $0.04 - $0.05 of accretion/dilution.
          -


                                                               CREDIT | FIRST
                                                               SUISSE | BOSTON

ACE 2000 Income Statement @ $16.75 ACE
Share Price
--------------------------------------------------------------------------------------------------

   (Dollars in Millions, except per share data)
   -----------------------------------------------------------------------------------------------


                                      ORIGINAL      ACE EXPECTED(5)            ACE DOWNSIDE(6)
   SCENARIOS                            DEAL   ------------------------   ------------------------
   ACQUISITION PRICE                  $18.43   $13.00   $14.00   $15.00   $13.00   $14.00   $15.00
   -----------------------------------------------------------------------------------------------
   ACE Operating EPS(1)               $2.43    $2.43    $2.43    $2.43    $2.43    $2.43    $2.43
   ACE FD Shares Outstanding          200.1    200.1    200.1    200.1    200.1    200.1    200.1
                                     ------   ------   ------   ------   ------   ------   ------
   ACE Net Operating Income          $486.2   $486.2   $486.2   $486.2   $486.2   $486.2   $486.2

   Pacer Net Operating Income(2)       74.5     74.5     74.5     74.5     64.5     64.5     64.5
   Goodwill Amortization               (7.7)    (0.4)    (1.7)    (2.9)    (0.4)    (1.7)    (2.9)
   Reduction on Investment Income(3)   (0.3)    (6.0)    (7.9)    (9.9)    (6.0)    (7.9)    (9.9)
                                     ------   ------   ------   ------   ------   ------   ------
   Net Operating Income              $552.7   $554.4   $551.1   $547.9   $544.4   $541.1   $537.9

   Fully Diluted Shares(4)            219.4    219.4    219.4    219.4    219.4    219.4    219.4
   Operating EPS                      $2.52    $2.53    $2.51    $2.50    $2.48    $2.47    $2.45
   EPS Gain                             3.7%     4.0%     3.4%     2.8%     2.1%     1.5%     0.9%
   _______________________________________________________________________________________________

   (1) Per First Call estimates
   (2) Per ACE projections
   (3) Includes after-tax loss on investment income yield from additional dividends
   (4) Based on 200.1 million fully diluted shares outstanding and 19.3 million shares issued in acquisition
   (5) Based on ACE expected 2000E KRE earnings of $74.5 million
   (6) Based on ACE downside KRE earnings of $64.5 million ($10MM reduction)


                                                                 CREDIT | FIRST
                                                                 SUISSE | BOSTON

--------------------------------------------------------------------------------






                                   Valuation






--------------------------------------------------------------------------------

Summary of Valuation Methodology
--------------------------------------------------------------------------------

  .  Comparable Companies Valuation
     ------------------------------
     Compared financial data of Capital Re with comparable public companies data

  .  Relevant Acquisitions Valuation
     -------------------------------
     Compared terms of the ACE proposal with the most recent relevant financial guaranty and specialty (non-catastrophe) insurance and reinsurance combination terms

  .  Discounted Cash Flow ("DCF") Analysis
     -------------------------------------
     Discounted to present value the projected cash flows of Capital Re under various assumptions developed with ACE senior management

  .  Analysis of Impact on ACE Shareholders -- Merger Consequences
     -------------------------------------------------------------
     Compared future financial results for the combined entity with future ACE stand-alone results

                                                                 CREDIT | FIRST
                                                                 SUISSE | BOSTON

Comparable Public Companies Analysis
Methodology
--------------------------------------------------------------------------------

  . Analyzed Price/Earnings and Price/Book multiples for public companies with similar businesses to Capital Re

  . Applied relevant multiples to forecasted Capital Re earnings to estimate unaffected price range for Capital Re

  . Added representative control premium to unaffected price range

                                                                 CREDIT | FIRST
                                                                 SUISSE | BOSTON

Comparable Financial Guaranty Companies
--------------------------------------------------------------------------------
  (Dollars in Millions)
  ------------------------------------------------------------------------------
                            10/11/99           P/E Multiples      Price/Reported
                                         -----------------------
  Company                  Market Cap.   LTM     1999E     2000E   Book Value
  ------------------------------------------------------------------------------
  Ambac Financial Grp.          $3,377   12.7x   11.5x     10.2x      1.65
  Enhance Financial Svcs.          693    8.4     7.5       6.5       1.02
  Financial Security Assur.      1,551   13.2    12.3      10.9       1.43
  MBIA Inc.                      4,952   10.7    10.2       9.2       1.40
  Capital Re Corp.                 470     NM      NM       5.5       0.85

     ---------------------------------------------------------------------------
     High                                13.2x   12.3x     10.9x      1.65x
     Mean                                11.3    10.4       8.4       1.27
     Median                              11.7    10.9       9.2       1.40
     Low                                  8.4     7.5       5.5       0.85
     ---------------------------------------------------------------------------

  ______________________________________________________________________________

  Note:  Summary multiples include KRE.
  Estimates per First Call.

                                                                 CREDIT | FIRST
                                                                 SUISSE | BOSTON

Comparable Companies Valuation Analysis
------------------------------------------------------------------------------------------------------------------------------------

(Dollars in Millions, except per share data)
------------------------------------------------------------------------------------------------------------------------------------
                                                   Relevant                                                     Implied Value
                                 KRE            Multiple Range                   Implied Value                   Per Share/(1)/
                                           ---------------------------    ---------------------------     --------------------------
                                 Data        Low               High         Low               High          Low               High
------------------------------------------------------------------------------------------------------------------------------------
2000E Earnings/(2)/            $ 74.5        6.0x      -        7.5x       $447        -      $559        $15.17     -       $18.97
6/30/99 Reported Book Value     554.8        0.90      -        1.10        499        -       610         15.56     -        19.01
9/30/99 Estimated Book Value    494.9        0.90      -        1.10        445        -       554         13.86     -        16.96
                                                                         -----------------------------------------------------------
Indicated Preliminary Value Range Before Control Premium of:               $475        -      $575        $14.86     -       $17.79
                                                                         -----------------------------------------------------------

Indicated Preliminary Value Range with Control Premium of:
                                                                         -----------------------------------------------------------
                                                             10%            523        -       633         16.29     -        19.70
                                                             20%            570        -       690         17.76     -        21.50
                                                             30%            618        -       748         19.24     -        23.29
                                                                         -----------------------------------------------------------

____________________________________________________________________________________________________________________________________

(1) Assumes 32.1 million fully diluted KRE shares outstanding (excluding 4.4 million ACE shares).
(2) Per ACE projections.

                                                                 CREDIT|FIRST
                                                                 SUISSE|BOSTON

Changes in Comparable Companies
--------------------------------------------------------------------------------

   Percent Change in Multiples Since June 2, 1999 Board Meeting
   -----------------------------------------------------------------------------

                                                   Price/    Price/Reported
                                  Market Cap.      2000E       Book Value
   -----------------------------------------------------------------------------
   Ambac Financial Group            (19.5)%      (19.5)%     (17.4)%

   Enhance Financial Services        (3.6)        (3.6)       (4.5)

   Financial Security Assurance      (7.9)        (7.9)       (6.9)

   MBIA Inc.                        (27.6)       (27.6)      (24.5)

   Capital Re Corp.                 (33.1)       (29.1)      (16.6)
   -----------------------------------------------------------------------------

   Illustrative Price Decrease Since June 2, 1999 Board Meeting
   -----------------------------------------------------------------------------
                                  Percent Decrease from Previous Price
                             ---------------------------------------------------
                                     10%          20%          30%
   -----------------------------------------------------------------------------

   Previous Price   $18.43          $16.59       $14.74       $12.90
   -----------------------------------------------------------------------------


                                                                 CREDIT|FIRST
                                                                 SUISSE|BOSTON

Relevant Acquisitions Analysis Methodology
--------------------------------------------------------------------------------

  .  Analyzed acquisitions of businesses similar to Capital Re

  . Calculated aggregate transaction value and implied multiples of selected financial data

                                                                 CREDIT | FIRST
                                                                 SUISSE | BOSTON

Relevant Acquisitions
----------------------------------------------------------------------------------------------------------------------

   (Dollars in Millions)
   -------------------------------------------------------------------------------------------------------------------
                                                                            Purchase         GAAP        LTM GAAP
   Date            Buyer                          Target                     Price/(1)/      Book         Income/(2)/
   -------------------------------------------------------------------------------------------------------------------
   Financial Guarantors

   8/20/95    Financial Security Assurance   Capital Guaranty Corp.          $   202          1.0x        13.8x
    10/97     MBIA Inc.                      CapMAC Holdings                     606          1.8         18.7
   6/10/99    ACE Limited/(5)/               Capital Re                          676          1.2/(3)/     9.1
   10/6/99    XL Capital                     Capital Re                          475          1.0/(4)/     NM

   Niche Reinsurers and Specialty Insurers

   7/2/96     General Re                     National Re                     $   940          2.5x        21.7x
   3/31/97    PartnerRe                      SAFR                                950          1.7         15.9
   7/27/98    Swiss Re                       Life Re                           1,642          2.7         32.2
   11/23/98   CMAC Investment Corp.          Amerin Corp.                        646          1.6         13.4
   2/8/99     Chubb Corp.                    Executive Risk Inc.                 850          2.6         22.4
   3/8/99     Fortis, Inc.                   American Bankers Insurance Group  2,583          2.4         23.2

          ------------------------------------------------------------------------------------------------------------
            Mean Values                                                                       1.9x        20.2x
            Median Values                                                                     1.7         20.2
         -------------------------------------------------------------------------------------------------------------
   ___________________________________________________________________________________________________________________

   (1) Equity value.
   (2) Excludes realized capital gains (losses).
   (3) 6/30/99 Book Value
   (4) Estimated 9/30/99 Book Value
   (5) A maximum payment of $22 per KRE share would result in a purchase price of $792 and a Price/Book multiple of 1.3x and Price/LTM Net Income of 10.7x.

                                                                 CREDIT | FIRST
                                                                 SUISSE | BOSTON

Relevant Acquisitions Valuation Analysis
--------------------------------------------------------------------------------

(Dollars in Millions, except per share data)
--------------------------------------------------------------------------------
                                    Relevant       Implied      Implied Value
                          KRE    Multiple Range     Value       Per Share/(1)/
                                ----------------  -----------  -----------------
                          Data   Low       High    Low  High    Low      High
--------------------------------------------------------------------------------
Est. 9/30/99 Book Value  $494.9  1.0x  -  1.3x     $495 - $643  $15.42 - $20.04

                                                  ------------------------------
Indicated Preliminary Value Range                  $495 - $643  $15.42 - $20.04
                                                  ------------------------------
________________________________________________________________________________

(1) Assumes 32.1 million fully diluted KRE shares outstanding (excluding 4.4 million ACE shares).

                                                                 CREDIT | FIRST
                                                                 SUISSE | BOSTON

Discounted Cash Flow Analysis
--------------------------------------------------------------------------------

Major Assumptions

   . In conjunction with ACE senior management, CSFB modified Capital Re's projections by:

          (i) recognizing $239 million (pre-tax) of special charges in 1999 ($119 million for IFS and CFS losses; $50 million non-specific reserve increase; $70 million Lloyd's write-off);

          (ii) increasing loss reserves by an additional $15 million (pre-tax) per year beginning in 2000; and

          (iii) on a prospective basis, reversing the deferral and subsequent amortization of certain overhead expenses

   . Since no interim cash flows are available to ACE, CSFB discounted a terminal value at discount rates of 10%, 11% and 12% based on a weighted average cost of capital ("WACC") analysis for the same companies used in the comparable companies valuation, applying exit multiples of 8.0x-10.0x 2003E earnings and 1.00x-1.20x 12/31/03E GAAP book value

                                                                 CREDIT | FIRST
                                                                 SUISSE | BOSTON

DCF Valuation Summary
---------------------------------------------------------------------------------------------------------------------

(Dollars in Millions, except per share data)
---------------------------------------------------------------------------------------------------------------------
                                                                          Implied                   Implied Value
                                  KRE          Multiples Range              Value                   Per Share/(1)/
                                             -------------------    ---------------------     -----------------------
                                  Data        Low          High       Low         High            Low          High
---------------------------------------------------------------------------------------------------------------------
2003 Terminal Book Value Multiple $ 868.1       1.0x   -   1.2x       $ 563    -   $ 695         $ 15.42  -  $ 19.04
2003 Terminal Earnings Multiple     108.5       8.0   -   10.0          436    -     651           11.94  -    17.84

                                                                      -----------------------------------------------
Indicated Preliminary Value Range                                     $ 500    -   $ 675         $ 13.70  -  $ 18.49
                                                                      -----------------------------------------------
_________________________________________-___________________________________________________________________________

1) Assumes 36.5 million fully diluted KRE shares outstanding (including 4.4 million ACE shares).

                                                                CREDIT | FIRST
                                                                SUISSE | BOSTON

Summary Valuation
-------------------------------------------------------------------------------------------------------------------------------

   (Dollars in Millions, except per share data)
   -------------------------------------------------------------------------------------------------------------------------------
                                                                   Implied                            Implied Per Share
                                                                  Valuation                             Valuation/(1)/
                                                          -------------------------     ------------------------------------------
                                                              Low          High                 Low                 High
   -------------------------------------------------------------------------------------------------------------------------------
   Comparable Companies Analysis
        Without Takeover Premium                              $  475     -   $  575              $ 14.86       -     $ 17.79
        With Takeover Premium of 10%                             523     -      633                16.29       -       19.70
   Relevant Acquisitions Analysis                                495     -      643                15.42       -       20.04
   Discounted Cash Flow Analysis/(2)/                            500     -      675                13.70/(2)/  -       18.49/(2)/
   -------------------------------------------------------------------------------------------------------------------------------
   Preliminary Equity Reference Range/(1)/                    $  500     -   $  650              $ 15.57       -     $ 20.25
   -------------------------------------------------------------------------------------------------------------------------------
   _______________________________________________________________________________________________________________________________

   (1) Assumes 32.1 million fully diluted KRE shares outstanding (excluding 4.4 million ACE shares).
   (2) Assumes 36.5 million fully diluted KRE shares outstanding (including 4.4 million ACE shares).

                                                                 CREDIT | FIRST
                                                                 SUISSE | BOSTON

Strategic Rationale
--------------------------------------------------------------------------------

The acquisition of Capital Re (KRE) is an excellent opportunity to further ACE's strategic and financial objectives. The acquisition would:

  .  Constitute an integral part of ACE's strategic vision

  .  Enhance ACE's management resources in financial products

  .  Expand ACE's financial risks business

  .  Diversify ACE's risk portfolio

  .  Stabilize ACE's earnings

  .  Achieve accretion to ACE's EPS

  .  Increase ACE's profitability

                                                                 CREDIT | FIRST
                                                                 SUISSE | BOSTON

--------------------------------------------------------------------------------






                               Capital Re Update






--------------------------------------------------------------------------------

Capital Re Overview
--------------------------------------------------------------------------------

Capital Re is an insurance holding company for a group of monoline reinsurance companies in separate specialty insurance markets. Capital Re provides reinsurance in four principal areas of specialization: i) financial guaranty insurance; ii) mortgage guaranty insurance; iii) trade credit insurance; and
iv) title insurance. Highlights of the business include:

     . Leading specialty reinsurance group

     . Financial risk products that provide sustainable underwriting margins

     . Highly predictable year to year earnings growth from core businesses

     . Innovative and proven management team

                                                                 CREDIT | FIRST
                                                                 SUISSE | BOSTON

History of Capital Re
--------------------------------------------------------------------------------

   . January 1988:   Commenced operations reinsuring primarily municipal and
                     non-municipal bond obligations

   . February 1990:  Establishes Bermuda reinsurer of trade credit and political risk

   . February 1994:  Establishes reinsurer of residential mortgage guaranty obligations originating principally in the U.S. and U.K.

   . March 1994:     Establishes Bermuda reinsurer of financial guaranty,
                     mortgage guaranty and trade credit insurance as direct reinsurer of third party exposures and retrocessionaire of other KRE companies; also provides structured reinsurance products

   . March 1996:     Establishes reinsurer of title insurance policies

   . November 1996:  Acquires Lloyd's managing agency (now known as "RGB") with
                     4 syndicates; RGB is currently being divested

   . December 1996:  Establishes joint venture with GCR Holdings specializing in financial lines reinsurance; GCR subsequently acquired by EXEL in 1997

   . March 1998:     ACE acquires joint venture from EXEL

                                                                 CREDIT | FIRST
                                                                 SUISSE | BOSTON

Capital Re - Recent Events
--------------------------------------------------------------------------------
In the past 18 months, Capital Re has experienced some significant losses and other events:

  . $10 million pre-tax reserve for Allegheny Health

  . $90 million pre-tax reserve for Commercial Financial Services ("CFS")

  . Resignation of founding Chairman and CEO

  . Moody's financial strength ratings downgraded from "Aaa" to "Aa2"

  . Potential $74 million pre-tax exposure for International Financial Services
    Life Insurance Company ("IFS")

  . $70 million in reserves and write-downs at Lloyd's operation


Despite these events, Capital Re's core franchise remains strong.

                                                               CREDIT | FIRST
                                                               SUISSE | BOSTON

Impact of Combination
--------------------------------------------------------------------------------

This merger is an excellent strategic and financial opportunity for ACE. Acquiring Capital Re would allow ACE to:

  . Gain a larger and stronger strategic position in the global reinsurance market

  . Increase Capital Re's profitability through the tax and business flexibility of Bermuda domiciled parent

  .  Add high margin specialty lines businesses

  . Add non-correlated consistent earnings stream to balance volatility in other ACE businesses

                                                                 CREDIT | FIRST
                                                                 SUISSE | BOSTON

Calculation of Goodwill
------------------------------------------------------------------------------------------------------

   (Dollars in Millions)
   ---------------------------------------------------------------------------------------------------
                                                                             October 13, 1999
                                                                  ------------------------------------
                                                  June 2, 1999       $ 13.00      $ 14.00     $ 15.00
   ---------------------------------------------------------------------------------------------------
   Purchase Price                                 $ 676              $ 492        $ 524       $ 557

   Consideration to be paid                         601                417           449        482

   ACE Investment in KRE                             75                 75            75         75

   Option/Restricted Stock and Expenses              12                 12            12         12
                                                  ------             ------       ------      ------
   Equity Purchase Price                          $ 688              $ 504        $  536      $ 569

   9/30/99 Estimated Book Value                     495                495           495        495
                                                    ----             ------        ------    -------

   Goodwill                                         193              $   9        $   41      $  74

   Goodwill Amortization per year (25 years)      $ 7.7              $ 0.4        $  1.6      $ 3.0
   ___________________________________________________________________________________________________

Note: Based on ACE closing price on 10/11/99 of $16.75.


                                                                 CREDIT | FIRST
                                                                 SUISSE | BOSTON